UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2016

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                Termination of a Material Definitive Agreement.

On March 14, 2016, the Company entered into a termination agreement of the Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), dated as of July 29, 2015, terminating such agreement effective as of March 14, 2016. As previously reported, pursuant to the terms of the Sales Agreement, the Company could offer and sell shares of its common stock, having an aggregate offering price of up to $50,000,000 from time to time, through an at-the-market equity offering, with Cowen acting as sales agent. Through March 14, 2016, the Company had sold an aggregate of 388,245 shares of its common stock pursuant to the Sales Agreement for net proceeds of approximately $3.4 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: March 14, 2016	By:	/s/ Tamara Joseph
		Name:	Tamara Joseph
		Title:	SVP, General Counsel & Chief Compliance Officer